A Letter from our CEO Dear Shareholder: 2021 was an unprecedented year for the self-storage industry and our Company. Elevated demand trends helped to push industry occupancies to record highs and drive significant rental rate growth. Strong cash flows increased interest in the sector which supported a robust transaction market and led to a record volume of self-storage assets trading hands. These strong industry fundamentals provided a supportive backdrop as we executed across all of our core strategic growth objectives. Our operating platform efficiently executed on its objective of maximizing property cash flows, leading to record same-store growth. Our sophisticated revenue management systems responded to exceptional demand levels over the spring and summer with meaningful increases to rental rates to maximize long-term revenues. We maintained focus on providing our industry-leading customer service in a rapidly changing environment through enhancements to our online rental platform SmartRental, our mobile app, and other digital platforms. In December, we closed on a key strategic transaction, acquiring the Storage West platform for $1.7 billion. This transaction accretively increased our presence in high growth, top-40 MSAs throughout the southwestern United States, further diversifying our market exposure while enhancing our portfolio demographics. Financing this transaction showcased the strength of our balance sheet and liquidity position as we successfully executed an attractively priced $1.8 billion capital raise comprised of a $765.6 million equity offering and a $1.05 billion dual- tranche unsecured senior note offering. We remained disciplined on the external growth front as we continued to look for opportunities to further enhance our portfolio while maintaining our focus on transactions that generate attractive risk-adjusted returns. In addition to the Storage West transaction, we acquired nine stores for $152.8 million and unconsolidated joint ventures in which we hold a 20% ownership interest acquired 12 stores for $252.4 million. Given the healthy transaction market, we chose to dispose of five non-core properties for $43.8 million. Our development pipeline continued to deliver as we opened four new stores for a total cost of $95.9 million. We remain committed to the flexibility and low cost of capital afforded by our investment-grade balance sheet as we financed our growth in a manner consistent with our BBB/Baa2 rating. In addition to the Storage West financing, we raised another $200.0 million through our at-the-market (“ATM”) equity program and repaid the $300 million of 4.375% senior notes scheduled to mature in 2023. We continued to strategically share our cash flow growth with our shareholders by announcing a 26.5% increase to our quarterly dividend payable in January 2022. Corporate responsibility remains a key tenet of our sustainable growth strategy. In 2021, we released our inaugural sustainability report that includes information on all of our major ESG (environmental, social, and governance) initiatives. Included in our sustainability report was the establishment of sustainability targets and disclosure on key environmental impact metrics. In closing, 2021 was an exceptional year for CubeSmart as our platform responded to strong industry fundamentals to generate record growth. We are excited heading into 2022 as our platform is well positioned to continue to execute on all pillars of our growth strategy as we focus on creating long-term value for all of our stakeholders. Sincerely, Christopher P. Marr Trustee, President and Chief Executive Officer 1

NOTICE OF THE 2022 ANNUAL MEETING OF SHAREHOLDERS Notice is hereby given that the 2022 annual meeting of shareholders of CubeSmart will be held on Tuesday, May 17, 2022 at 8:00 a.m. Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, PA 19355. Record Date Shareholders of record at the close of business on March 15, 2022 are entitled to vote at the meeting. Items of Business • To elect as Trustees the eight individuals named in this proxy statement to serve until our 2023 annual meeting of shareholders and until their successors are duly elected and qualified. • To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. • To cast an advisory vote to approve our executive compensation. • To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. The proxy statement that follows describes each of these items in detail. The health and well-being of our shareholders is a high priority. Should we conclude that concerns relating to the impact of the COVID-19 pandemic make it advisable for us to hold the 2022 annual meeting at a different location or solely by means of remote communication (i.e., a virtual-only meeting), we will announce the decision in advance, and will provide information on such an alternative meeting on our website at www.cubesmart.com under “Investor Relations.” Please check our website periodically prior to the meeting date. Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating, and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. This proxy statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian. By Order of the Board of Trustees, Jeffrey P. Foster Chief Legal Officer and Secretary Malvern, Pennsylvania April 1, 2022 2

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SUMMARY MEETING INFORMATION Meeting Details The annual meeting of shareholders will be held on May 17, 2022 at 8:00 a.m. Eastern Time at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Voting Information Voting by Internet and telephone is available 24 hours a day until 11:59 pm Eastern Time on the day before the annual meeting. We have provided to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, at no charge, you should follow the instructions for requesting such materials in the Notice. This proxy statement and related materials are being first mailed or made available to shareholders on or about April 1, 2022. For further details on voting, see the details listed on the proxy card or reference “Information About Voting and Proxy Materials” on page 55. Proposals The following proposals are scheduled to be voted upon at the annual meeting: Proposal Board Recommendation Page for details Election of Trustees For (each nominee) 11 To elect as Trustees the eight individuals named in this proxy statement to serve until our 2023 annual meeting of shareholders and until their successors are duly elected and qualified. Ratification of Independent Registered Public Accounting Firm For 52 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Advisory Vote on Executive Compensation For 53 To cast an advisory vote on our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is non- binding. 4

(1) FFO is a non-GAAP financial measure. See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures. ABOUT CUBESMART 5 Who We Are We are a self-administered and self-managed real estate investment trust (“REIT”) focused primarily on the ownership, operation, management, acquisition, and development of self-storage properties in the United States. Our Mission To simplify the organizational and logistical challenges created by the many life events and business needs of our Customers through innovative solutions, unparalleled service, and genuine care. Snapshot at December 31, 2021 1,258 Properties 37 States with operations $16.0 Billion Market cap Long-Term Growth Value Creation Strategy Building an industry leading platform to generate outsized growth from our high-quality portfolio while maximizing long- term shareholder value

2021 HIGHLIGHTS 6 Overview 2021 was a remarkable year for our sector and our Company. Our sophisticated platform maximized performance which led to robust growth given the supportive fundamental environment. Our innovative team continues to work diligently to execute across our key strategic objectives of: • Delivering robust operational and financial growth: we generated substantial growth in our same-store portfolio through elevated occupancies and strong growth in rental rates which led to a significant increase in FFO, as adjusted • Growing our portfolio of high-quality, well-positioned storage assets: we acquired 66 stores, highlighted by the $1.7 billion Storage West transaction which enhanced our portfolio and further diversified our geographic exposure, adding high-quality assets in key growth markets • Maintaining a conservative, unsecured balance sheet: we showcased our ability to access a wide array of attractively priced capital while maintaining prudent leverage ratios consistent with our BBB/Baa2 investment-grade balance sheet $1.8 B Acquisitions $95.9 M Development openings $1.05 B Unsecured senior notes 22.7% FFO, as adjusted growth (1) 17.2% Same-store NOI growth (1) 13.1% Same-store revenue growth 138 New management contracts $766 M Common share offering 5.0 M Shares issued under the ATM (1) FFO and NOI are non-GAAP financial measures. See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

EXECUTIVE COMPENSATION HIGHLIGHTS 2021 Compensation Summary Named Executive Officer (“NEO”) Position Salary Long-Term Equity Award Annual Incentive Award All Other Compensation Total Christopher P. Marr President and Chief Executive Officer $ 800,000 $ 4,100,019 $ 2,191,200 $ 495,586 $ 7,586,805 Timothy M. Martin Chief Financial Officer and Treasurer $ 480,000 $ 1,039,997 $ 876,480 $ 200,235 $ 2,596,712 Joel D. Keaton Chief Operating Officer $ 425,000 $ 600,012 $ 698,445 $ 91,349 $ 1,814,806 Jeffrey P. Foster Chief Legal Officer and Secretary $ 415,000 $ 489,994 $ 682,011 $ 131,424 $ 1,718,429 Our executive compensation is designed to attract and retain the best possible executive talent, aligning executive goals with short- and long-term Company performance. 83% of our CEO pay and 72% of our other NEO pay was incentive-based in 2021, tying our NEOs’ compensation to Company and shareholder success. 2021 CEO Compensation 2021 other NEO Compensation For further details on our executive compensation, please see the Named Executive Officer Compensation section of this report on pages 29-49. 7

Overview We are committed to growing strategically and consciously in a sustainable manner that is beneficial to all of our stakeholders while adhering to our core values. We view our Environmental, Social & Governance (“ESG”) initiatives as fundamental to this effort. We continue to prioritize opportunities to reduce the environmental impact of our stores, improve engagement with our teammates, investors, and the communities in which we operate, and maintain sound corporate governance practices. As part of our ESG program, we have established targeted improvements aligned with the United Nations’ Sustainable Development Goals. We will report our progress against these targets annually in our Sustainability Report. In addition to the following discussion, please see our Sustainability Report, available on our investor relations website at investors.cubesmart.com. The Sustainability Report is not incorporated by reference into this proxy statement. Oversight & Risk Management Our ESG initiatives are broadly managed by an internal committee chaired by our CFO and includes senior team members from across the organization. The Corporate Governance & Nominating Committee of our Board of Trustees (the “Board”) oversees our ESG efforts. Our senior management team regularly reports to the Board on the status of our ESG program, our performance against the goals we’ve set, and updates on the various initiatives we’ve undertaken to improve our sustainability. These ESG initiatives complement our broader program of risk management. We regularly evaluate our portfolio for risks within our key markets and individual assets. Self-storage properties have low obsolescence, and we invest in maintenance and capital projects to further extend the useful life of our stores. While we remain focused on climate-related risks that could impact our portfolio, we believe the significant regional diversification and the low emissions and energy consumption of our stores somewhat mitigates climate and environmental regulatory risks to our portfolio. Environmental We are focused on our environmental impact and are committed to reducing our already low environmental footprint. Self-storage is a low-impact business to the environment as it consumes less energy and water while emitting fewer greenhouse gases than other real estate property types. We leverage a streamlined communication process for our local property managers to notify us of any physical issues with our properties that would have an adverse impact on energy or water usage. Additionally, we utilize a centralized system to monitor usage data in real time to identify potentially hidden issues and find opportunities for improvement. Our facilities team is empowered to address these issues quickly to ensure our portfolio operates at peak performance. ENVIRONMENTAL, SOCIAL & GOVERNANCE 8

ENVIRONMENTAL, SOCIAL & GOVERNANCE

We also continue to invest in a variety of environmentally-focused initiatives to further reduce our impact:

HVAC Upgrades
In 2021, we completed our three-year capital plan to upgrade the HVAC systems throughout our entire owned portfolio to equipment that meets or exceeds Energy Star requirements.

Solar Program
Our solar program reduces our carbon footprint through the production of renewable energy while also producing attractive financial returns. In 2021, we completed 15 solar installations, bringing our total number of owned properties with solar panels to 93.

Lighting Retrofit
We have upgraded our lighting with energy efficient LED fixtures at 293 stores since 2015, reducing energy usage and carbon emissions.

Paper Reduction
Our online rental platform, SmartRental, has expanded on our efforts to reduce paper usage at our stores.

Energy Management System Installations
At 88 high-usage stores, we have installed EMS to monitor and automate interior temperatures and timing of energy use.

Social

We refer to our employees as "teammates" because our culture is built on relationships. In fact, we define our culture through a teammate value proposition which includes promoting a sense of belonging to a team; providing opportunities to make a meaningful difference at work and in the community; supporting our teammates' ongoing personal and professional development; and offering competitive pay and rewards.

Diversity, Equity and Inclusion

Our Policy on Equal Employment Opportunity prohibits discrimination on the basis of any and all legally protected characteristics and applies to all aspects of employment, including recruiting, hiring, promotion, termination, and compensation. Teammates are required to participate in diversity and unconscious bias training on an annual basis. Our Women@CubeSmart initiative is focused on creating an environment that supports the development and advancement of our female teammates to ultimately strengthen CubeSmart.

The following summarizes our gender and ethnic diversity as of December 31, 2021:


Gender Diversity
100%
75%
50%
25%
0%
Female 56.2%
Male 43.8%
Female 58.6%
Male 41.4%
Female 37.4%
Male 62.6%
Store Operations
Sales Center
Corporate Office


Ethnic Diversity
Black/African-American 20.2%
Hispanic/Latinx 19.6%
White 52.0%
Multi-Ethnic/ Other 5.6%
Asian-American Pacific Islander 2.6%

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ENVIRONMENTAL, SOCIAL & GOVERNANCE Teammate Engagement Since 2019, CubeSmart has been recognized as one of the 50 Most Engaged Workforces in North America by Achievers. In 2021, 91% of our teammates participated in our annual engagement survey. We’ve also invested in a Company-wide recognition platform to facilitate simple and meaningful appreciation. Through this platform, an average of 88% of our teammates received recognition through the ~30,000 messages of appreciation sent throughout the Company each quarter. Teammate Development During 2021, we provided an average of 17 hours of training per teammate. We also provide a tuition reimbursement program for advancing formal education. We develop leaders by offering multiple programs that help our teammates understand our culture and grow in their professional skillset. In 2021, over 390 teammates were promoted into new roles and/or transitioned into new positions to further their career development. Customers Our customers are the foundation of our business and we are focused on providing the most positive customer experience possible. We take customer feedback seriously and our cross-functional Customer Service Committee is tasked with initiatives to improve the overall customer experience. Supply Chain & Human Rights We established the CubeSmart Code of Ethics, Conduct & Human Rights for Vendors and Suppliers to hold our supply chain and others that we work with to our own standards, ensuring that we’re doing our part to protect human rights and ensure ethical conduct. The policy states that companies we work with will not engage in child labor, modern slavery, and other human rights violations. It also provides accountability for ethical business conduct throughout our supply chain while encouraging health, safety, and environmental sustainability. Governance We remain committed to strong corporate governance practices and the highest ethical standards, ensuring accountability while effectively managing risk. For further details on our corporate governance, see pages 18 to 27 of this proxy statement. 10

PROPOSAL 1: ELECTION OF TRUSTEES Our Board is currently comprised of eight Trustees. The term of each Trustee expires at the annual meeting. Marianne M. Keler has advised the Board of her intention to retire and to not stand for re-election at the 2022 annual meeting. Our Board, upon the recommendation of its Corporate Governance & Nominating Committee, has nominated the seven remaining current Trustees for re-election: Piero Bussani, Dorothy Dowling, John W. Fain, Christopher P. Marr, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg. In addition, the Board has nominated Jair K. Lynch to fill the vacancy that will arise upon Ms. Keler’s retirement. The Board affirmatively determined that seven of the eight nominees (Piero Bussani, Dorothy Dowling, John W. Fain, Jair K. Lynch, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg) are “independent” Trustees under the rules of the New York Stock Exchange (the “NYSE”). The Board knows of no reason why any nominee would be unable or unwilling to serve as a Trustee. If any nominee is unable or unwilling to serve, the Board may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board, or the Board may decrease the size of our Board, as permitted by the Bylaws of CubeSmart (the “Bylaws”). Each nominee has consented to be named in this proxy statement and has agreed to serve if elected. When considering whether nominees for Trustee are qualified to enable the Board to fulfill its oversight responsibilities effectively in light of our business and structure, the Corporate Governance & Nominating Committee and the Board focused primarily on the information summarized in each of the nominee’s individual biographies set forth below. The Board unanimously recommends that shareholders vote in favor of the election of each of the eight nominees to serve as Trustees until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified. 11

TRUSTEE NOMINEES

Overview of Trustee Nominees

Name	Age	Primary Occupation	Trustee Since
Piero Bussani	57	Chief Legal Officer and Global Head – Legal and Risk for ReVantage Corporate Services	2010
Dorothy Dowling	65	Chief Marketing Officer and Senior Vice President of Sales for BWH Hotel Group	2017
John W. Fain	68	Retired Senior Vice President of Sales and Marketing at UPS Freight	2012
Jair K. Lynch	50	Chief Executive Officer of Jair Lynch Real Estate Partners	First-time Nominee
Christopher P. Marr	57	President and Chief Executive Officer of CubeSmart	2014
John F. Remondi	60	President, Chief Executive Officer and Director of Navient	2009
Jeffrey F. Rogatz	60	Managing Director with Robert W. Baird and Co.	2011
Deborah R. Salzberg	68	Principal, Uplands Real Estate Partners	2013

Details of Trustee Nominees

Piero Bussani	Age: 57	Trustee Since: 2010

Qualifications: Mr. Bussani has significant business and legal experience across various real estate classes. This experience includes leasing, property management, customer retention, occupancy, and risk mitigation.

Current and Prior Experience:

- Chief Legal Officer and Global Head—Legal and Risk for Blackstone Group's real estate operations platform, ReVantage Corporate Services
- Managing Director and Chief Legal Officer for Digital Bridge Holdings, LLC
- Executive Vice President for Invitation Homes
- General Counsel and Executive Vice President of Development for Extended Stay Hotels
- Associate in litigation and real estate groups for Arent Fox Kintner Plotkin & Kahn

Dorothy Dowling	Age: 65	Trustee Since: 2017

Qualifications: Ms. Dowling has significant experience as a senior executive in the hospitality and travel industries with a focus on digital and information technologies, customer service, retention and marketing.

Current and Prior Experience:

- Chief Marketing Officer and Senior Vice President of Sales for BWH Hotel Group (formerly Best Western Hotels and Resorts)
- Vice President of Operations for Parks and Attractions for ARAMARK
- President and COO of Travelodge Canada
- Various executive and leadership positions with Royal Host REIT and Forte Hotels
- Board member of the Global Business Travel Association and President of the GBTA Allied Leadership Council

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TRUSTEE NOMINEES

John W. Fain	Age: 68	Trustee Since: 2012

Qualifications: Mr. Fain has knowledge and executive experience in the transportation and logistics arena as well as experience in real estate law.

Current and Prior Experience:

- Various executive roles with Overnite Transportation Company, now part of UPS Freight
- Associate in real estate law for McGuire Woods
- Board member, Virginia Trucking Association
- Board member and Chairman Emeritus, Greater Richmond YMCA
- Director and member of the audit and compensation committees of Virginia Business Bank

Jair K. Lynch	Age: 50	First-time Nominee

Qualifications: Mr. Lynch has considerable experience in the development and management of mixed-use real estate properties.

Current and Prior Experience:

- Founder and CEO of Jair Lynch Real Estate Partners
- Board & committee memberships:
  - United States Olympic Committee
  - Initiative for a Competitive Inner City
  - The Developer Roundtable
  - Sidwell Friends School
  - Federal City Council

Christopher P. Marr	Age: 57	Trustee Since: 2014

Qualifications: Mr. Marr has experience with boards of directors and real estate investment trusts and, in particular, knowledge and experience in the self-storage industry. Mr. Marr has gained extensive knowledge of our business through his service to our Company since 2006 and his position with Storage USA, Inc.

Current and Prior Experience:

- President and CEO of CubeSmart (2014-present)
- President, Chief Operating Officer and Chief Investment Officer of CubeSmart (2012-2013)
- President and Chief Investment Officer of CubeSmart (2008-2012)
- Senior Vice President and Chief Financial Officer of Brandywine Realty Trust (2002-2006)
- Chief Financial Officer of Storage USA, Inc. (1998-2002)
- Board member for STAG Industrial, Inc., a publicly-traded industrial REIT

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TRUSTEE NOMINEES John F. Remondi Age: 60 Trustee Since: 2009 Qualifications: Mr. Remondi has considerable financial management experience, including service as chief executive officer and chief financial officer at a Fortune 100 financial services company. Current and Prior Experience: • President, Chief Executive Officer and member of the Board of Directors of Navient • Various roles including President and Chief Executive Officer, Sallie Mae • Portfolio Manager for PAR Capital Management Group • Various financial positions, including Executive Vice President, Corporate Finance, SLM Corporation • Various corporate finance positions with New England Education Loan Marketing Corporation and BayBank Boston • Chairman of the Board of Directors of Reading is Fundamental • Board member for Nellie Mae Education Foundation Jeffrey F. Rogatz Age: 60 Trustee Since: 2011 Qualifications: Mr. Rogatz has extensive experience working with real estate investment trusts and serving on boards of directors. Current and Prior Experience: • Managing Director with Robert W. Baird & Co., an investment banking firm • Co-founder of Palladian Realty Capital, which provides consulting and advisory services to real estate companies • Founder of Triangle Real Estate Advisors LLC, a real estate asset management company • Founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm • Chief Financial Officer of Brandywine Realty Trust • Managing Director and head of the REIT practice for Legg Mason Wood Walker • Member of Board of Directors of CapLease, Inc., a publicly-traded diversified REIT • Member of William and Mary Business School Foundation Board 14

TRUSTEE NOMINEES Deborah R. Salzberg Age: 68 Trustee Since: 2013 Qualifications: Ms. Salzberg has experience serving on boards of directors and has knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects. Current and Prior Experience: • Principal at Uplands Real Estate Partners, which specializes in real estate and financial investing • 35 years experience in the real estate sector • DC Region Chair of Brookfield Properties • President of Forest City Washington, a division of Forest City Realty Trust • Trial attorney in the Civil Division of the U.S. Department of Justice • Board member, Capital Bank • Member of Board of Trustees for Kenyon College, The Foundation for National Archives and Planet Word • Member of Real Estate Advisory Committee for the New York State Common Retirement Fund • Board Member, University of Pennsylvania Institute of Urban Research • Chairman of Federal City Council Summary of Trustee Qualifications 15

TRUSTEE COMPENSATION The Compensation Committee, with the input of Frederic W. Cook & Co. (“FW Cook”), an independent compensation consultant, reviews our Trustee compensation program on an annual basis. Trustees are compensated through an annual cash retainer and an annual equity award. Cash Compensation Independent Trustees were entitled to a $60,000 annual retainer for service in 2021, as well as additional supplemental retainers for the following positions of service: Position Annual Cash Retainer Board – Chair $ 50,000 Audit Committee – Chair $ 30,000 Audit Committee – Member $ 10,000 Compensation Committee – Chair $ 30,000 Compensation Committee – Member $ 10,000 Corporate Governance & Nominating Committee – Chair $ 15,000 Corporate Governance & Nominating Committee – Member $ 7,500 Independent Trustees may also elect to receive all or a portion of their cash compensation in the form of restricted shares. Equity Awards On May 11, 2021, we granted to each independent Trustee time-based restricted shares with an aggregate target value of $100,000. The number of restricted shares granted was determined by dividing the target value of $100,000 by the average of the trailing 30-day closing price for our common shares preceding the date of grant. Each Trustee received 2,452 restricted shares with an aggregate value for each Trustee of $101,733 based on the closing share price as of the grant date. These shares will vest on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2022. Trustee Deferred Compensation Plan Each plan year, independent Trustees may elect to defer all or a portion of their cash compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Each distribution account is credited with the returns of the investment options selected by plan participants, which include investment options that are available in our 401(k) plan, or such other investment funds as the Board may designate from time to time. 16

TRUSTEE COMPENSATION Trustee Compensation Table Our independent Trustees received the following compensation for the year ended December 31, 2021: Trustee Fees Earned or Paid in Cash Share Awards (1) All Other Compensation (2) Total Piero Bussani $ 77,500 $ 101,733 $ 4,319 $ 183,552 Dorothy Dowling $ 77,500 $ 101,733 $ 4,319 $ 183,552 John W. Fain $ 100,000 $ 101,733 $ 4,319 $ 206,052 Marianne M. Keler $ 110,000 $ 101,733 $ 4,319 $ 216,052 John F. Remondi $ 80,000 $ 101,733 $ 4,319 $ 186,052 Jeffrey F. Rogatz $ 85,000 $ 101,733 $ 8,346 $ 195,079 Deborah R. Salzberg $ 97,500 $ 101,733 $ 4,319 $ 203,552 (1) On May 11, 2021, each then serving independent Trustee was granted 2,452 restricted shares which vest on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2022. The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 16, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2022. As of December 31, 2021, each of the then non- employee Trustees named above had 2,452 unvested restricted shares. (2) Includes dividends paid on unvested restricted shares and deferred shares under the Trustees Deferred Compensation Plan. 17

CORPORATE GOVERNANCE Corporate Governance Documents Our Board maintains Corporate Governance Guidelines and a Code of Business Conduct and Ethics. To view these documents, as well as the charters of each of the committees of the Board, please visit our website at www.cubesmart.com. Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to Secretary of CubeSmart, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Trustee Independence NYSE listing standards require listed companies to have a majority of independent board members and to have each of the nominating/corporate governance, compensation, and audit committees comprised solely of independent Trustees. Under the listing standards and other independence requirements of the NYSE, for a Trustee to qualify as “independent,” our Board must affirmatively determine that the Trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board evaluated the status of each Trustee who served on our Board during 2021. In its evaluation of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Corporate Governance & Nominating Committee and Compensation Committee. Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee's ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of Board committees) or be an affiliate of us. After broadly considering all facts and circumstances, the Board affirmatively determined that each of our Trustees (other than Mr. Marr) meets the independence requirements of the NYSE because each has no material relationship with us. Our Board determined that Mr. Marr is not independent because of his current position with us as an NEO. 18

Risk Oversight The Audit Committee oversees risks associated with financial and regulatory matters— particularly financial reporting, tax, accounting, cyber security, disclosure, internal controls over financial reporting, investment guidelines, material litigation, and credit and liquidity matters. The Compensation Committee oversees risks associated with executive compensation programs and arrangements, including incentive plans. The Corporate Governance & Nominating Committee oversees risks associated with leadership and succession planning, as well as environmental, social, reputational, and corporate governance matters. CORPORATE GOVERNANCE Risk Management Our Board and the relevant Board Committees (defined below) have oversight of our risk management policies and procedures. In addition, our President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Legal Officer are directly responsible for our enterprise risk management function. These officers report to the relevant Board Committees regarding these risks and develop programs and recommendations to control the risks identified. The Board Committees then report their discussions with these officers to the Board. 19 In fulfilling their risk management responsibilities, our NEOs have developed management reporting processes that are designed to provide visibility to the Board about the identification, assessment, management, and mitigation of critical risks. Not less than quarterly, our NEOs conduct a risk disclosure meeting with members of senior management to discuss financial, legal, regulatory, technology, compliance, and reputational risks. Our NEOs also report directly to the Board on at least an annual basis to apprise them directly of our risk management efforts. Members of our executive and officer teams also participate in the implementation of our risk management policy by conducting regular reviews of all enterprise risk management policies and procedures and recommending revisions to Company controls and policies. Finally, we retain outside consultants to review relevant risks and to recommend policies and programs to minimize the impact of any risks identified in connection with such review. Information Security Risk We face risks associated with security breaches through cyber-attacks, cyber intrusions, or otherwise, as well as other significant disruptions of our information technology networks and related systems. The Audit Committee is responsible for overseeing management’s risk assessment and risk management processes designed to monitor and control information security risk. A cross-organizational cyber task force meets regularly and management briefs the Audit Committee on information security matters at least once a year.

CORPORATE GOVERNANCE We have adopted and implemented an approach to identify and mitigate information security risks that we believe are commercially reasonable for real estate companies. We leverage the Center for Internet Security Critical Security Control Framework as the core of our governance program and include additional best practices from the Cloud Security Alliance, vendors, and other sources as necessary. We have not experienced any information security breaches that resulted in significant financial loss. We have insurance coverage designed to help us mitigate cyber risk exposure by offsetting costs involved with recovery and remediation after an information security breach or similar event. We regularly engage independent third parties to test our information security processes and systems as part of our overall enterprise risk management. We also regularly conduct information security training to ensure all employees, including those who may come into possession of confidential financial or personally identifiable information, are aware of information security risks and to enable them to take steps to mitigate such risks. Risk Management and COVID-19 The unprecedented challenges presented by the COVID-19 pandemic tested our risk management practices as we faced impacts to our business, customers and, most importantly, our employees. Through the collaborative efforts of our executive and officer teams, we maintained our store operations and continued to expand our customer service platform. We also developed health and safety plans for our stores to protect our employees and customers from exposure to COVID-19. Our executive and officer teams continue to meet to review updated COVID-19 guidance and orders and continue to adapt our operating policies and processes to address applicable COVID-19 requirements and to operate in our employees’ best interests. Through our risk management processes we have been able to evaluate the impacts of COVID-19 and address the risks presented by our continued operations during the pandemic. Throughout the pandemic, our NEOs have provided regular updates to our Board on our health and safety efforts. Trustee Share Ownership Guidelines We maintain share ownership guidelines for our Board to ensure that each Trustee maintains a material personal financial stake in the Company, aligning the interests of our Board with the interests of our shareholders. We expect each Trustee to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to five times the Trustee’s annual base cash retainer. All of our incumbent Trustee candidates are in compliance with these guidelines. Communications with the Board Shareholders and other interested parties may communicate with the Board or with the independent Trustees, as a group or individually, by communicating directly with the Chair of the Board. Please send any correspondence in writing to the “Chair of the Board” c/o Secretary of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, who will then directly forward your correspondence to the Chair of the Board. The Chair will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board. 20

BOARD COMMITTEE MEMBERSHIP AND MEETINGS Board Meetings Our Board holds regular and special meetings throughout the year. During 2021, the Board held seven meetings, including telephonic meetings. Each Trustee is expected to attend, in person or by telephone, all Board meetings and meetings of Board Committees on which he or she serves. During 2021, each Trustee attended at least 75% of the Board and Board Committee meetings on which he or she served. Pursuant to our Corporate Governance Guidelines, all of our Trustees are expected to attend our annual meetings of shareholders. All of our Trustees then serving on our Board attended our 2021 annual meeting of shareholders. Non-Executive Chair of the Board; Executive Sessions Although our Corporate Governance Guidelines do not require the separation of the roles of Board Chair from the Chief Executive Officer, our Board believes that independent Board leadership is an important corporate governance practice. Since May 2018, Marianne M. Keler has served as our Non-Executive Chair of the Board. Upon Ms. Keler’s retirement at the conclusion of the 2022 annual meeting and, upon her own re-election as Trustee, Deborah R. Salzberg will serve in this role. Christopher P. Marr serves as our President, Chief Executive Officer and as a Trustee. Separating the positions of Board Chair and Chief Executive Officer allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board and senior management on corporate strategy, while simultaneously allowing our Chief Executive Officer to focus on growing our business and implementing our strategic business plans. Our Non-Executive Chair of the Board is charged primarily with: • presiding over meetings of our Board and shareholders, including executive sessions of the independent Trustees; • establishing an agenda and setting the timing and length for each Board meeting in collaboration with our Chief Executive Officer and other Trustees and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items; • facilitating and coordinating communication among the independent Trustees and our Chief Executive Officer and an open flow of information between management and our Board; • facilitating and coordinating communication among our shareholders and our Board; • periodically meeting with each independent Trustee; • assisting and consulting with our Chief Executive Officer, as necessary; • coordinating the periodic review of management’s strategic plan; and • performing such other duties and services as our Board may require. Pursuant to our Corporate Governance Guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent Trustees, our Board devotes a portion of each regularly scheduled Board meeting to sessions of independent Trustees without management participation. The Board Chair presides over these sessions. Board Committees Overview The Board has a standing Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee (collectively, the “Board Committees”). All members of these committees are “independent” as that term is defined in the listing standards and other independence requirements of the NYSE. The Board has adopted a written charter for each of its Board Committees. The full text of each charter is available on our website, www.cubesmart.com, under “Investor Relations.” In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. 21

BOARD COMMITTEE MEMBERSHIP AND MEETINGS 2021 Board Membership Summary The table below details membership information for each of the Board Committees and the number of meetings held by each committee during 2021. Member Chair 22 (1) Upon Ms. Keler’s retirement at the conclusion of the 2022 Annual Meeting and, upon her own re-election as Trustee, Ms. Salzberg will serve as Board Chair.

Overview The principal purposes of the Audit Committee are to assist the Board in the oversight of: • the integrity of our consolidated financial statements; • our compliance with legal and regulatory requirements; • the qualification and independence of our independent registered public accounting firm; • the performance of our internal audit function and independent registered public accounting firm; and • the Company’s risk management policies that relate to the internal financial controls environment, financial reporting and disclosure controls, and cybersecurity. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they encounter during their audit. The Audit Committee is also charged with reviewing our consolidated financial statements, any financial reporting issues, and the adequacy of internal controls with management and our independent registered public accounting firm. The Board determined that Ms. Salzberg (Chair) and Messrs. Fain, Remondi and Rogatz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC. Audit Committee Report One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. For fiscal year 2021, KPMG LLP, our independent registered public accounting firm, audited the annual consolidated financial statements prepared by management in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressed an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2021 with management. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is also responsible for assisting the Board in the oversight of the qualification, independence, and performance of KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received from KPMG LLP the written disclosures in accordance with the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. In addition, the Audit Committee has determined that KPMG LLP’s provision of non-audit services, and the fees charged for such non-audit services, are compatible with maintaining KPMG LLP’s independence. Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2021 be included in our Annual Report on Form 10- K for the year ended December 31, 2021. Respectfully submitted, The Audit Committee of the Board of Trustees Deborah R. Salzberg (Chair) John F. Remondi (Vice Chair) John W. Fain Jeffrey F. Rogatz AUDIT COMMITTEE 23

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (“Securities Act”) or the Securities Exchange Act of 1934 (“Exchange Act”) that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing. Fees Paid to Independent Registered Public Accounting Firm The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2021 and 2020 fiscal years. 2021 2020 Audit fees $ 1,005,000 $ 855,000 Audit-related fees (1) $ 281,780 $ 201,780 Tax fees (2) $ 473,050 $ 382,350 Total $ 1,759,830 $ 1,439,130 (1) Audit-Related Fees include fees to review various registration statements and other agreements and for the issuance of comfort letters. (2) Tax fees relate to tax compliance and consulting services. All audit and permissible non-audit services provided by KPMG LLP were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, which concluded that the services provided were compatible with KPMG LLP’s independence. Pre-Approval Policies and Procedures The Audit Committee’s policy is to review and pre-approve, either pursuant to the Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Pre-Approval Policy, which is reviewed and reassessed annually by the Audit Committee, a list of specific services including audit, audit-related, tax and other services are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chair to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $200,000 (except that, with respect to tax-related services the costs shall not exceed $475,000). The chair must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by us pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request. AUDIT COMMITTEE 24

COMPENSATION COMMITTEE The principal purposes of the Compensation Committee are to: • review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent Trustees, the appropriate level and structure of the Chief Executive Officer’s compensation; • determine and approve, either as a committee or together with our other independent Trustees, the compensation of the other NEOs; • review, assess and recommend a succession plan for our Chief Executive Officer; • make recommendations to the Board regarding compensation of Trustees; and • recommend, implement, and administer our incentive and equity-based compensation plans. The Compensation Committee’s primary responsibility is to determine and implement our compensation policies and practices. In connection with its review of compensation levels and structure, the Compensation Committee has authority, either as a committee or together with the other independent Trustees (as directed by the Board), to approve grants of equity-based awards to our NEOs, including our Chief Executive Officer, and our employees. With respect to compensation of our executives other than our Chief Executive Officer, the Compensation Committee considers recommendations made by our Chief Executive Officer. In addition, the Board has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive, newly hired or promoted, non-officer level employees in an amount not to exceed the equivalent of $100,000. Our Chief Executive Officer must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority. The Board has not delegated authority with respect to executive or Trustee compensation to any other group or person. In evaluating executive compensation, the Compensation Committee is authorized to retain and to authorize fees and other terms of engagement for advisors such as, but not limited to, compensation consultants and legal counsel. The Compensation Committee also has authority to delegate matters to one or more subcommittees as it deems necessary and appropriate. Since 2011, the Compensation Committee has retained FW Cook to review our compensation and benefits program, analyze competitive market compensation practices and make recommendations relating to our executive compensation programs. The Compensation Committee assessed the independence of FW Cook under NYSE rules and concluded that the firm’s work for the Compensation Committee does not raise any conflict of interest. Factors considered by the Compensation Committee include: (i) whether other services are provided to us by FW Cook or its representatives; (ii) the amount of fees received by FW Cook from us as a percentage of its total revenue; (iii) policies of FW Cook designed to prevent conflicts of interest; (iv) whether FW Cook or its representatives have any business or personal relationship with any member of the Compensation Committee; (v) whether FW Cook or its representatives own any of our securities; and (vi) whether FW Cook or its representatives have any business or personal relationship with any of our NEOs. The Compensation Committee has the authority to make recommendations to the Board regarding Trustee compensation levels and structure. The Board, however, has the ultimate authority to approve Trustee compensation levels and grants of equity-based awards to our Trustees. The Compensation Committee currently consists of Messrs. Fain (Chair), Bussani, and Remondi and Ms. Dowling. Each member of the Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE. None of the members of the Compensation Committee, during 2021 or as of the date of this proxy statement, is or has been an officer or employee of ours and no NEO of ours served on the Compensation Committee or board of any company that employed any member of our Compensation Committee or Board. 25

CORPORATE GOVERNANCE & NOMINATING COMMITTEE Overview The principal purposes of the Corporate Governance & Nominating Committee are to: • identify individuals that are qualified to serve as Trustees; • recommend such individuals to the Board, either to fill vacancies that occur on the Board from time to time or in connection with the selection of Trustee nominees for each annual meeting of shareholders; • periodically assess the size of the Board to ensure the Board can effectively carry out its obligations; • develop, recommend, implement, and monitor the Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board; • review any related party transactions and procedures for evaluating and approving such transactions; • oversee the evaluation of the Board and Board Committees; • ensure that the Company is in compliance with all corporate governance requirements under the NYSE listing requirements and applicable securities laws; • review and assess risks and exposures associated with the Company’s corporate policies and practices related to sustainability, corporate social responsibility, and corporate governance matters; and • review and assess risks and exposures associated with the leadership of the Board and any Board Committees. Trustee Qualifications, Recruitment & Nominations Our Board believes that its membership should consist of individuals with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a director of the Company. The Corporate Governance & Nominating Committee is responsible for ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential trustee candidates and recommending trustee candidates to be nominated for election to the Board. In considering potential candidates for trustee, the Committee considers the entirety of each candidate’s qualifications and credentials. Qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for trustee must possess: • the highest professional and personal ethics and values; • a commitment to enhancing shareholder value; • broad experience at the policy-making level in business, government, education, technology or public interest; • an ability to provide insights and practical wisdom based on their experience and expertise; • a willingness and ability to devote adequate time and resources to diligently perform Board duties; service on other boards of public companies (in addition to the Company) should be limited to a reasonable number not to exceed three, provided that, in the case of the Chief Executive Officer, service on other boards (in addition to the Company) should not exceed two; • a reputation, both personal and professional, consistent with the image and reputation of the Company; • an ability to exercise sound judgment and to make independent analytical inquiries; and • an ability and commitment to comply with all policies of the Company applicable to trustees. In addition to the minimum qualifications listed above, the Corporate Governance & Nominating Committee believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: • whether the person possesses specific expertise and familiarity with general issues affecting our business; 26

CORPORATE GOVERNANCE & NOMINATING COMMITTEE • whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC; • whether the person would qualify as an “independent” Trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines; • the importance of continuity of the existing composition of the Board; and • the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Corporate Governance & Nominating Committee will seek to identify Trustee candidates based on input provided by a number of sources, including (a) Corporate Governance & Nominating Committee members, (b) other members of the Board, (c) the internal search process of the corporate secretary, (d) our shareholders, and (e) other interested parties. The Corporate Governance & Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified Trustee candidates. From time to time, the Corporate Governance & Nominating Committee retains the services of professional search firms and other advisors to identify potentially qualified candidates for the Board. As part of the identification process, the Corporate Governance & Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated Trustee vacancies, the value of specific industry expertise and the willingness of existing Trustees to continue to serve as Trustees if re- nominated. Once a Trustee candidate has been identified, the Corporate Governance & Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate, including without limitation the completion of a D&O Questionnaire and a background check. Existing Trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance & Nominating Committee’s process of recommending Trustee candidates. The Corporate Governance & Nominating Committee will consider all persons recommended by shareholders in the same manner as all other Trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in the Bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2023 Annual Meeting” below. After completing the identification and evaluation process described above, the Corporate Governance & Nominating Committee recommends to the Board the nomination of a number of candidates equal to the number of Trustees expected to be elected at the next annual meeting of shareholders. The Board selects the Trustee nominees for shareholders to consider and vote upon at the annual meeting. During 2021, the Corporate Governance & Nominating Committee consisted of Mr. Rogatz (Chair), Mr. Bussani, Ms. Salzberg and Ms. Dowling. Each member of the Corporate Governance & Nominating Committee is independent under the listing standards and other independence requirements of the NYSE. 27

NAMED EXECUTIVE OFFICERS Set forth below is background information on each of our NEOs other than Mr. Marr, whose background is described above under “Details of Trustee Nominees.” Timothy M. Martin Age: 51 Chief Financial Officer and Treasurer Mr. Martin has served as our Chief Financial Officer and Treasurer since November 2008. Mr. Martin served as our Senior Vice President and Chief Accounting Officer from December 2006 to November 2008. He previously was employed by Brandywine Realty Trust from 1997 to 2006, serving in various roles including Principal Financial Officer, Chief Accounting Officer and Director of Financial Analysis. Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate. Joel D. Keaton Age: 52 Chief Operating Officer Mr. Keaton has served as our Chief Operating Officer since 2020. From 2014 to 2019, he served as our Senior Vice President of Operations. Mr. Keaton joined the Company in 2010 as Director of Revenue Management and in 2011 was promoted to Vice President of Marketing. Prior to joining the Company, Mr. Keaton served as Vice President of Operations at United Stor-All Management from 2006 to 2010. From 1993 to 2006, Mr. Keaton worked in various operations-related roles at Storage USA and its successor, Extra Space Storage. Jeffrey P. Foster Age: 52 Chief Legal Officer and Secretary Mr. Foster has served as our Chief Legal Officer and Secretary since February 2009. From April 2003 to February 2009, he served as Senior Vice President of Real Estate Transactions and Associate General Counsel of Gramercy Property Trust. Prior to joining Gramercy Property Trust, Mr. Foster was an associate with Morgan, Lewis & Bockius LLP from 1999 to 2003. Average NEO Experience 14 Years with CubeSmart 20 Years in self storage 21 Years at publicly traded REITs 28

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Discussion & Analysis This Compensation Discussion & Analysis describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the Company’s NEOs and provides a detailed description of those programs. This Compensation Discussion & Analysis, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section. Overview The Compensation Committee sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2021, the Compensation Committee considered analyses prepared by its independent compensation consultant FW Cook. Philosophy and Objectives We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward NEOs for the achievement of corporate goals and desired business results and for their individual contributions in the execution of our business strategy. We strive for excellence in corporate and individual performance by tying a significant portion of overall executive compensation to the achievement of our corporate goals. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term, and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. Executive Compensation Goals Attract and retain the best possible executive talent Link compensation to short and long-term performance goals Encourage superior performance for all individual NEOs 29

NAMED EXECUTIVE OFFICER COMPENSATION 2021 Executive Compensation Program The Compensation Committee engaged FW Cook, an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices, and make recommendations on our 2021 executive compensation program to achieve the objectives described above. Representatives of FW Cook were present at several of the Compensation Committee’s meetings and met with the Compensation Committee in executive session, where no members of management were present. FW Cook provided the Compensation Committee with multiple market reference points, including compensation data compiled from the proxy statements of a group of 17 REITs with a median equity market capitalization as of May 11, 2021 of $6.04 billion. As part of its process of designing our compensation programs, the Compensation Committee carefully considered the appropriate market reference points for determining pay competitiveness and determined that the comparative group for benchmarking purposes should represent the marketplace in which we are likely to attract, retain, and compete for executive talent. The Compensation Committee faced challenges in determining a comparative peer group, including the fact that market data specific to our self-storage peers is limited to four other publicly-traded self-storage companies. The Compensation Committee reviewed and discussed the compensation data compiled by FW Cook. The Compensation Committee considered this data, the desire to retain a superior executive management team, and the tenure, caliber, and diverse backgrounds of our NEOs in establishing executive compensation levels. 30

NAMED EXECUTIVE OFFICER COMPENSATION For our 2021 executive compensation program, the Compensation Committee, after considering the views of FW Cook, used a peer group for compensation benchmarking to account for the Company’s growth and national presence. Listed below are the companies that comprised our 2021 peer group: 2021 Company Peers American Campus Communities Highwoods Properties AIR Communities Life Storage Apple Hospitality REIT Mid-America Apartment Communities Brandywine Realty Sun Communities Brixmor Property Group Tanger Factory Outlet Centers Choice Hotels International UDR Corporate Office Properties Veris Residential Extended Stay America WashREIT Extra Space The Compensation Committee uses data provided by FW Cook to assess industry practices overall and to provide comparisons regarding individual positions. The Compensation Committee has generally focused on the median of the peer group as an approximate target in setting overall compensation amounts for each NEO, though it also applies its own judgment after consulting with FW Cook and considering the specific responsibilities, tenure, and attributes of each of our NEOs. The decisions of the Compensation Committee are not mandated by any specific correlation to the peer group, but also reflect the Compensation Committee’s views of competitive practice, individual role and performance, our operating performance, and internal equity among our executive management team. In considering executive compensation decisions, the Compensation Committee also reviews tally sheets prepared for each NEO. The tally sheets present the dollar amounts of each component of compensation awarded to the NEOs, including base salary, annual incentive, accumulated deferred compensation balances, outstanding equity awards, defined contribution retirement plan, potential payments under the CubeSmart Executive Severance Plan (the “Severance Plan”), perquisites, and other benefits. The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the total amount of compensation. The Compensation Committee also considered the 89% shareholder vote in support of the Company’s executive compensation program, as reflected in the shareholders’ adoption of an advisory resolution approving executive compensation contained in the 2021 proxy statement. Considering all these factors, the Compensation Committee concluded that no changes were required to be made to the overall structure of the Company’s 2021 executive compensation program. 31

NAMED EXECUTIVE OFFICER COMPENSATION

After evaluating the foregoing factors and in consultation with FW Cook, the Compensation Committee recommended the following compensation adjustments for our NEOs.

NEO	Year	Annual Salary	Annual Incentive Target	Long-Term Incentive Target
Christopher P. Marr	2020	$ 775,000	140%	$ 3,300,000
	2021	$ 800,000	150%	$ 4,100,000
Timothy M. Martin	2020	$ 465,000	100%	$ 830,000
	2021	$ 480,000	100%	$ 1,040,000
Joel D. Keaton	2020	$ 400,000	90%	$ 500,000
	2021	$ 425,000	90%	$ 600,000
Jeffrey P. Foster	2020	$ 382,000	90%	$ 475,000
	2021	$ 415,000	90%	$ 490,000

Overview of Compensation Components

Our executive compensation program consists of three principal components: salary, annual incentive compensation, and long-term incentive compensation. The design and objective of each component of our 2021 executive compensation is set forth below.



Salary
Provide base level of cash compensation for annual services.
Recognize performance, retain and motivate talent, reflect the experience of our team.
Annual Incentive
Dependent upon achievement of financial (70%), strategic (20%) and individual (10%) goals.
Align the executive management team to common goals while recognizing individual performance.
Payout ranges from 0% to 200% of target award.
Create a variable earning opportunity tied to key performance goals.
Long-Term Incentive
Stock options, restricted shares and performance units (each 1/3 of award).
Emphasize retention, provide leverage opportunities, promote alignment with shareholder interests.

32

NAMED EXECUTIVE OFFICER COMPENSATION Salary Salary is the fixed component of pay and is intended to provide a base level of compensation for our NEOs. Factors considered in determining base salaries include the NEO’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, and the performance of the individual NEO. Any increases to the base salaries of our NEOs, other than our Chief Executive Officer, are set by the Compensation Committee after discussions with, and recommendations by, our Chief Executive Officer regarding each individual’s accomplishments, areas of strength, and opportunities for development. Any increase to the base salary of our Chief Executive Officer is set after each Trustee completes a performance evaluation of the Chief Executive Officer, the results of which are summarized and reviewed by the Chair of the Compensation Committee with Compensation Committee members and with the Chief Executive Officer. In addition, the Compensation Committee considers the linkage of base salaries to other elements of our compensation that are tied to salaries such as severance, change in control benefits, and annual incentive targets. After review and discussion, the Compensation Committee set the base salaries for 2021 of our NEOs as follows: NEO 2021 Annual Base Salary Percentage Increase over Prior Year Christopher P. Marr $ 800,000 3.2% Timothy M. Martin $ 480,000 3.2% Joel D. Keaton $ 425,000 6.3% Jeffrey P. Foster $ 415,000 8.6% 33

NAMED EXECUTIVE OFFICER COMPENSATION Annual Incentive Annual incentive compensation enables us to align the NEOs to common goals while recognizing individual performance. In February 2021, the Compensation Committee approved a targeted cash annual incentive opportunity for each NEO that correlated to specific performance objectives involving financial results, execution of strategy and individual goals. The Compensation Committee also approved incentive payout percentages as follows: threshold 50%; target 100%; and maximum 200%. The following charts detail the performance objectives, weighting, and results of each component for the 2021 Annual Incentive Compensation: 34 (1) FFO and NOI are non-GAAP financial measures. See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

NAMED EXECUTIVE OFFICER COMPENSATION 35 In addition to the above goals, individual goals were weighted 10%. Individual goals were focused on technological enhancements, operational efficiencies, communication improvements, people initiatives and workplace culture, development and enhancement of revenue streams, expense management and other items. In 2021, certain individual goals also addressed pandemic-specific challenges (including plans for returning to the office). The Compensation Committee determined that each of our NEOs achieved the target level of their respective individual goals, resulting in a 100% payout for this component of incentive compensation. Pursuant to the objectives and results detailed above, the following table details each NEO’s annual incentive opportunity and actual payout. NEO 2021 Annual Base Salary Target Annual Incentive Opportunity as % of Salary Target Payout Actual Payout Christopher P. Marr $ 800,000 150% $ 1,200,000 $ 2,191,200 Timothy M. Martin $ 480,000 100% $ 480,000 $ 876,480 Joel D. Keaton $ 425,000 90% $ 382,500 $ 698,445 Jeffrey P. Foster $ 415,000 90% $ 373,500 $ 682,011

NAMED EXECUTIVE OFFICER COMPENSATION Long-Term Equity Incentive We believe that long-term incentive compensation helps to emphasize retention, provide leverage opportunities, and promote alignment with shareholder interests. The components of our long-term equity incentive compensation are as follows (each representing 1/3 of the award): Restricted Shares have a value equal to the closing price of our common shares on the day of the grant. The restricted shares vest ratably over three years beginning on the first anniversary of the date of grant. Dividends are paid on restricted shares prior to vesting. Because we are a REIT, dividends are a key component of our total shareholder return. The compensation committee believes that allowing dividends to be paid on outstanding restricted shares further promotes the alignment of NEO goals with shareholder interests. Performance Units represent the right to earn common shares. The measurement period for these units is three years. The number of common shares, if any, deliverable to award recipients depends on our total shareholder return (measured by reference to the change in our share price plus dividends) over the measurement period compared to the total shareholder return for a peer group (see above) over the same measurement period. At the end of the measurement period, the number of base units then represented by the performance units will be converted into common shares, provided that our total shareholder return ranking among a peer group consisting of all equity real estate investment trusts is at or above the 25th percentile. If our ranking is below the 25th percentile, then the conversion factor will be zero, no common shares will be awarded, and the performance units will lapse. At any ranking at or above the 25th percentile and up to and including the 50th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 50% and 100%. At any ranking above the 50th percentile and below the 75th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 100% and 200%. At any ranking at or above the 75th percentile, the multiplier is fixed at two. Thus, if our ranking places us at or above the 75th percentile, the payment will be based on the product of the award recipient’s base units multiplied by two. Stock Options vest ratably over three years beginning on the first anniversary of the date of grant. The stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of the grant, which is typically January 1. 36

NAMED EXECUTIVE OFFICER COMPENSATION In January 2021, the Compensation Committee awarded a target grant level for long-term incentive compensation for each NEO as follows: NEO Grant Restricted Shares Performance Units (at target) Stock Options Christopher P. Marr $ 4,100,000 40,663 28,502 297,101 Timothy M. Martin $ 1,040,000 10,314 7,230 75,362 Joel D. Keaton $ 600,000 5,951 4,171 43,478 Jeffrey P. Foster $ 490,000 4,860 3,406 35,507 Final Results of 2019 Performance Units We granted performance units in 2019 that are earned based on our relative total shareholder return on substantially the same terms as described above for the 2021 performance units. The measurement period for the performance units awarded to our NEOs on January 1, 2019 ended on December 31, 2021. Over this measurement period, our total shareholder return was in the 78th percentile for the relevant peer group described above (i.e., above the maximum goal). Therefore, the multiplier for these performance units was fixed at two. The following table details the target award and actual achieved results for the 2019 performance units: NEO Target Award of Performance Units Actual Achieved Award of Performance Units (1) Christopher P. Marr 26,781 53,562 Timothy M. Martin 7,142 14,284 Joel D. Keaton 4,106 8,212 Jeffrey P. Foster 4,106 8,212 (1) Each NEO also received shares representing the value of the dividends that would have been earned over the measurement period for the awarded performance units as follows: Mr. Marr, 6,211 shares; Mr. Martin, 1,655 shares; Messrs. Keaton and Foster, 953 shares. 2022 Compensation Actions The Compensation Committee, taking into consideration the views of FW Cook, maintained the same peer group used in 2021. FW Cook prepared compensation data from this peer group. After reviewing this data, the Compensation Committee determined that competitive adjustments should be made to our NEO compensation. These adjustments are designed to reflect the market for executive talent, the growth of the Company, and the performance and responsibilities of each NEO. 37

NAMED EXECUTIVE OFFICER COMPENSATION

The table below sets forth the base and target compensation levels for 2021 and 2022 for each component of the Company's NEO compensation program.

NEO	Year	Salary	Annual Incentive Target	Long-Term Incentive Target
Christopher P. Marr	2021	$ 800,000	150%	$ 4,100,000
	2022	$ 850,000	150%	$ 4,100,000
Timothy M. Martin	2021	$ 480,000	100%	$ 1,040,000
	2022	$ 500,000	100%	$ 1,200,000
Joel D. Keaton	2021	$ 425,000	90%	$ 600,000
	2022	$ 440,000	95%	$ 720,000
Jeffrey P. Foster	2021	$ 415,000	90%	$ 490,000
	2022	$ 440,000	90%	$ 550,000

Other Compensation Elements

Deferred Compensation Benefits: The CubeSmart Executive Deferred Compensation Plan (the "Deferred Compensation Plan") permits employees with the title of Senior Divisional Vice President and Vice President or above, including our NEOs, to defer receipt of all or a portion of their salary and annual incentive and have that deferred compensation credited to accounts until distributed in accordance with qualified employee elections. Under the Deferred Compensation Plan, we credit to each participant's account a matching deferred compensation amount that is equal to the difference between the total matching contribution we would have made under our 401(k) plan without regard to the limits imposed by the Internal Revenue Code of 1986, as amended (the "Code") and the actual matching contribution that we make under the 401(k) plan. See page 46 for details.

Perquisites and Personal Benefits: We do not provide any significant perquisites to our NEOs. During 2021 and consistent with Company benefit plans applicable to all employees, we provided the use of a company car, life insurance equal to the lesser of the NEO's base salary or $500,000, and executive medical coverage to each of our NEOs. In addition, the Company arranged for long-term disability insurance coverage, the premium for which is paid by each of our NEOs and then reimbursed by the Company. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program.

Additional Compensation Principles

Risk Guidelines: The structure of our compensation policies and practices is designed to direct our NEOs towards key long-term goals in the areas of strategy, operations, financial performance, and individual development. By focusing on the long-term achievement of corporate and personal goals, we discourage our NEOs from engaging in unnecessary and excessive risk taking. We maintain strong internal financial controls and use effective management processes for developing strategic and annual operating plans and employee development programs. As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company.

Policy on the Grant of Equity Awards: The Board adopted a Policy Statement on the Grant of Equity Awards (the "Equity Grant Policy") to ensure compliance with relevant rules and regulations and adherence to current corporate governance practices. The Equity Grant Policy provides that the Board has sole authority to approve equity awards to our Trustees and our NEOs. The Equity Grant Policy further provides that the grant date shall be

38

NAMED EXECUTIVE OFFICER COMPENSATION no earlier than the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be. With respect to new hires, the date of the award shall be the later of the first date of employment or the date that any required approval for the grant is obtained from the Board or Compensation Committee. Under no circumstances will the grant date for any equity award be earlier than the date that the award is approved. The exercise price of option awards shall be the closing price for our common shares on the date of grant. Share Ownership Guidelines: We maintain share ownership guidelines for all of our officers to ensure that each Company officer maintains a material personal financial stake in the Company, aligning the interests of management with the interests of our shareholders. We expect each Company officer to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to: five times annual base salary for the President and Chief Executive Officer; three times annual base salary for the Chief Financial Officer, Chief Operating Officer, and Chief Legal Officer; 1.75 times annual base salary for all Senior Vice Presidents and other executive officers; and 0.75 times annual base salary for all other officers. All shares directly owned and all vested restricted shares are considered for the share ownership guidelines. Unvested restricted shares and performance units, as well as unexercised options, are not considered for the guidelines. The Board annually reviews progress toward achieving these ownership levels for the NEOs. In February 2021, the Board reviewed achievement levels and determined that each of our NEOs met or exceeded the applicable ownership levels. Compensation Recovery: We have not adopted a policy that provides for recovery of a cash compensatory award if a performance measure used to calculate a cash award is subsequently adjusted in a manner that would have reduced the size of the award. If we were to experience such an adjustment, our Compensation Committee would assess the circumstances relating to the adjustment and take such action as it believes to be appropriate, including, potentially, an action to recover the excess portion of the award. The Compensation Committee intends to adopt a cash compensatory award recovery policy promptly following the adoption of regulations by the SEC governing such recovery policies. The Compensation Committee has adopted the following policy to recover any equity-based compensatory award: If it is determined by our Board that [Recipient’s] gross negligence, intentional misconduct or fraud caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any shares delivered to [Recipient] pursuant to this agreement or to effect the cancellation of unvested shares. Hedging and Pledging Limitations: Our NEOs and Trustees, as well as all employees with the title of Director or above (inclusive of Divisional and Senior Divisional Vice Presidents) are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares. They are also prohibited from pledging Company securities. 39

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Committee Report The Compensation Committee reviewed and discussed with management the Compensation Discussion & Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC. Respectfully submitted, The Compensation Committee of the Board of Trustees John W. Fain (Chair) Dorothy Dowling (Vice Chair) Piero Bussani John F. Remondi Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing. CEO Pay Ratio As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information for the year ended December 31, 2021: • The median of the annual total compensation of all employees of our company (other than our CEO), was $32,895; and the annual total compensation of Mr. Marr, our Chief Executive Officer was $7,586,805. • Based on this information for 2021, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 231 to 1. We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer: • We determined our employee population as of December 31, 2021, which was 2,892, including all full-time, part-time, temporary or seasonal employees employed on that date. • To find the median of the annual total compensation of our employees (other than our Chief Executive Officer), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2021. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2021 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees. • We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation. • After identifying the median employee, we added together all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $32,895. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table appearing in this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x). 40

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the summary compensation of the NEOs of the Company for the years ended December 31, 2021, 2020, and 2019:

NEO	Year	Salary	Share Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Christopher P. Marr	2021	$ 800,000	$ 2,733,354	$ 1,366,665	$ 2,191,200	$ 495,586	$ 7,586,805
President and Chief Executive Officer	2020	$ 775,000	$ 2,200,008	$ 1,099,998	$ 1,524,497	$ 369,472	$ 5,968,975
	2019	$ 750,000	$ 1,999,993	$ 999,998	$ 1,349,231	$ 258,377	$ 5,357,599
Timothy M. Martin	2021	$ 480,000	$ 693,332	$ 346,665	$ 876,480	$ 200,235	$ 2,596,712
Chief Financial Officer and Treasurer	2020	$ 465,000	$ 553,325	$ 276,667	$ 653,356	$ 160,777	$ 2,109,125
	2019	$ 455,000	$ 533,356	$ 266,668	$ 629,641	$ 122,267	$ 2,006,932
Joel D. Keaton (3)	2021	$ 425,000	$ 400,013	$ 199,999	$ 698,445	$ 91,349	$ 1,814,806
Chief Operating Officer	2020	$ 400,000	$ 333,306	$ 166,665	$ 505,824	$ 83,859	$ 1,489,654
	2019	$ 350,000	$ 306,637	$ 153,333	$ 391,978	$ 62,033	$ 1,263,981
Jeffrey P. Foster	2021	$ 415,000	$ 326,662	$ 163,332	$ 682,011	$ 131,424	$ 1,718,429
Chief Legal Officer and Secretary	2020	$ 382,000	$ 316,671	$ 158,332	$ 483,062	$ 106,737	$ 1,446,802
	2019	$ 365,000	$ 306,637	$ 153,333	$ 429,332	$ 99,896	$ 1,354,198

(1) The amounts reported in the Share Awards and Option Awards columns represent the grant date fair value of restricted shares, performance units and option awards granted to the NEOs under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 16, "Share-Based Compensation Plans," in the Notes to Consolidated Financial Statements included in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 for the relevant assumptions used to determine the grant date fair value of our share and option awards. The value of each of the awards granted to the NEOs in 2021 is listed in the table captioned "Grants of Plan-Based Awards."

(2) The amounts reported in the All Other Compensation column represent, for each NEO, the sum of (a) the aggregate incremental cost to us of all perquisites and other personal benefits, including personal use of a company car and executive medical insurance; (b) the amounts contributed by us to the CubeSmart, L.P. 401(k) Retirement Savings Plan; (c) the amounts contributed by us to the CubeSmart Executive Deferred Compensation Plan; and (d) the dollar value of dividends on unvested restricted shares. The aggregate incremental cost to us to provide a company car is based on the actual lease cost incurred for the automobile provided to each of the NEOs plus expenses for fuel, maintenance, and insurance. In calculating the reported amounts, we disregarded business usage and assumed 100 percent personal usage. The aggregate incremental cost of executive medical insurance is based on the difference between the actual premiums we paid for executive medical insurance for the NEOs and the actual average cost we incurred in providing family medical coverage for our general employee population. Listed in the table below are the dollar values of the amounts reported in this column for 2021.

41

NAMED EXECUTIVE OFFICER COMPENSATION

NEO	Company Car	Executive Medical Insurance	Company Contributions to Deferred Compensation Plan	Company Match in 401(k) Plan	Dividends on Unvested/ Deferred Restricted Shares/Units	Long-Term Disability Insurance
Christopher P. Marr	$ 19,252	$ 29,385	$ 63,989	$ 7,800	$ 374,650	$ 510
Timothy M. Martin	$ 17,280	$ 29,385	$ 30,900	$ 7,800	$ 114,360	$ 510
Joel D. Keaton	$ 16,379	$ 29,385	$ 16,546	$ 7,800	$ 20,729	$ 510
Jeffrey P. Foster	$ 12,096	$ 29,385	$ 18,071	$ 7,800	$ 63,562	$ 510

(3) Mr. Keaton was appointed our principal operating officer on November 5, 2019, at which point he became an NEO.

42

NAMED EXECUTIVE OFFICER COMPENSATION

Grants of Plan-Based Awards

The following table and narrative provide information about plan-based awards granted during 2021 to the NEOs. These awards consist of annual cash incentives, restricted shares, performance units, and options.

NEO/Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) [1]			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (#) [1]			All Other Share Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Share and Option Awards ($) [2]
		Threshold	Target	Max	Threshold	Target	Max				
Christopher P. Marr											
Cash Incentive		600,000	1,200,000	2,400,000							
Restricted Shares	1/1/2021							40,663			1,366,683
Performance Units	1/1/2021				14,251	28,502	57,004				1,366,671
Stock Options	1/1/2021								297,101	33.61	1,366,665
Timothy M. Martin											
Cash Incentive		240,000	480,000	960,000							
Restricted Shares	1/1/2021							10,314			346,653
Performance Units	1/1/2021				3,615	7,230	14,460				346,679
Stock Options	1/1/2021								75,362	33.61	346,665
Joel D. Keaton											
Cash Incentive		191,250	382,500	765,000							
Restricted Shares	1/1/2021							5,951			200,014
Performance Units	1/1/2021				2,086	4,171	8,342				199,999
Stock Options	1/1/2021								43,478	33.61	199,999
Jeffrey P. Foster											
Cash Incentive		186,750	373,500	747,000							
Restricted Shares	1/1/2021							4,860			163,344
Performance Units	1/1/2021				1,703	3,406	6,812				163,318
Stock Options	1/1/2021								35,507	33.61	163,332

(1) Listed in these columns are the potential awards at each stated level of performance for the annual incentive compensation under our executive compensation program. For a detailed description of the annual incentive awards see "*Annual Incentive*" in the section of this proxy statement entitled "*Compensation Discussion & Analysis.*" The "Threshold" column represents the minimum amount payable when threshold performance is met. The "Target" column represents the amount payable if the specified performance targets are reached. The "Max" column represents the maximum payment possible. See the "*Summary Compensation Table*" for the actual amounts paid to each NEO for the 2021 annual cash incentive compensation.

(2) This column reflects the grant date fair value of the equity awards in accordance with FASB ASC Topic 718 but excludes forfeiture assumptions related to service-based vesting conditions in accordance with SEC rules.

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NAMED EXECUTIVE OFFICER COMPENSATION

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by NEOs at December 31, 2021.

NEO/Grant Date	Option Awards				Share Awards			
	Number of Securities Underling Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) [1]	Market value of Shares That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) [2]
Christopher P. Marr								
1/1/2021	—	297,101	33.61	12/31/2030	40,663	2,314,131	57,004	3,244,098
1/1/2020	100,182	200,364	31.48	12/31/2029	23,295	1,325,718	54,442	3,098,294
1/1/2019	104,987	52,493	28.69	12/31/2028	11,618	661,180	53,562	3,048,214
1/23/2018	107,181	—	27.78	1/22/2028				
1/23/2017	108,932	—	26.30	1/22/2027				
1/22/2016	87,604	—	30.32	1/21/2026				
1/23/2015	74,906	—	25.00	1/22/2025				
1/24/2014	58,005	—	15.67	1/23/2024				
Timothy M. Martin								
1/1/2021	—	75,362	33.61	12/31/2030	10,314	586,970	14,460	822,918
1/1/2020	25,197	50,395	31.48	12/31/2029	5,859	333,436	13,692	779,212
1/1/2019	27,997	13,998	28.69	12/31/2028	3,098	176,307	14,284	812,902
1/23/2018	36,174	—	27.78	1/22/2028				
1/23/2017	36,765	—	26.30	1/22/2027				
1/22/2016	29,566	—	30.32	1/21/2026				
1/23/2015	30,765	—	25.00	1/22/2025				
1/24/2014	42,537	—	15.67	1/23/2024				

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NAMED EXECUTIVE OFFICER COMPENSATION

NEO/Grant Date	Option Awards				Share Awards			
	Number of Securities Underling Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (1)	Market value of Shares That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (2)
Joel D. Keaton								
1/1/2021	—	43,478	33.61	12/31/2030	5,951	338,671	8,342	474,744
1/1/2020	15,179	30,358	31.48	12/31/2029	3,529	200,835	8,248	469,394
1/1/2019	16,098	8,049	28.69	12/31/2028	1,780	101,300	8,212	467,344
1/23/2018	23,312	—	27.78	1/22/2028				
1/23/2017	20,969	—	26.30	1/22/2027				
1/22/2016	13,141	—	30.32	1/21/2026				
1/23/2015	8,026	—	25.00	1/22/2025				
Jeffrey P. Foster								
1/1/2021	—	35,507	33.61	12/31/2030	4,860	276,583	6,812	387,670
1/1/2020	14,420	28,840	31.48	12/31/2029	3,353	190,819	7,836	445,946
1/1/2019	16,098	8,049	28.69	12/31/2028	1,781	101,357	8,212	467,344
1/23/2018	22,776	—	27.78	1/22/2028				
1/23/2017	23,148	—	26.30	1/22/2027				
1/22/2016	18,616	—	30.32	1/21/2026				
1/23/2015	22,739	—	25.00	1/22/2025				

(1) Unvested time-based restricted shares.

(2) The market value is based on the closing price of our common shares of $56.91 on December 31, 2021.

(3) Unvested performance units at maximum payout, which corresponds to the level of achievement through December 31, 2021.

Shares Vested and Options Exercised

The following table sets forth the value realized upon vesting of share awards and option exercises for each NEO for the year ended December 31, 2021.

NEO	Share Awards		Option Awards	
	Number of Shares Acquired on Vesting	Value Realized on Vesting	Number of Shares Acquired on Exercise	Value Realized on Exercise
Christopher P. Marr	73,089	$ 2,467,400	97,392	$ 3,095,780
Timothy M. Martin	22,840	$ 771,323	67,114	$ 2,115,034
Joel D. Keaton	14,383	$ 485,779	15,132	$ 395,146
Jeffrey P. Foster	14,045	$ 474,364	56,233	$ 1,492,036

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NAMED EXECUTIVE OFFICER COMPENSATION Nonqualified Deferred Compensation Our NEOs are eligible to participate in the Deferred Compensation Plan. Under the plan, the NEOs can defer all or a portion of salary and/or bonus (including annual incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts. We will provide a matching deferred compensation amount that is equal to the difference between the total matching contribution the NEO would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Code and the actual matching contribution the NEO receives under the 401(k) plan, provided the NEO has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation. Each distribution account is credited with the returns of the investment options selected by the NEOs, which include investment options that are available in our 401(k) plan, or such other investment funds as the Compensation Committee may designate from time to time. Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be cancelled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date such payment would otherwise have been made. In the case of any performance-based compensation for services performed over a period of 12 months, an election to defer must be made no later than six months before the end of the performance period. Upon retirement, balances in the retirement distribution account will be made in a lump sum or in annual installments over 5, 10, or 15 years. Upon termination of employment other than retirement or death, benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over two, three, four, or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either the retirement distribution account or the in-service distribution account, benefits under the plan shall be payable to a participant’s beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made. 46

NAMED EXECUTIVE OFFICER COMPENSATION The following table details the activity related to the Deferred Compensation Plan for the year ended December 31, 2021: NEO Executive Contributions (Salary) (1) Executive Contributions (Bonus) (2) Company Contributions (3) Aggregate Earnings Aggregate Withdrawals/ Distributions Aggregate Balance at December 31, 2021 Christopher P. Marr - $ 304,899 $ 63,989 $ 1,411,529 — $ 8,037,006 Timothy M. Martin $ 178,308 $ 196,007 $ 30,900 $ 1,292,221 — $ 5,357,948 Joel D. Keaton $ 129,670 $ 151,747 $ 16,546 $ 61,405 — $ 783,254 Jeffrey P. Foster $ 31,926 $ 38,645 $ 18,071 $ 298,097 ($ 123,301) $ 1,762,900 (1) Included in the “Salary” column for 2021 of the table captioned “Summary Compensation Table” on page 41. (2) Included in the “Non-Equity Incentive Plan Compensation” column for 2021 of the table captioned “Summary Compensation Table” on page 41. (3) Included in the “All Other Compensation” column for 2021 of the table captioned “Summary Compensation Table” on page 41. Severance Plan and Potential Payments Upon Termination or Change in Control The Severance Plan provides for certain severance benefits to our NEOs on account of an involuntary termination, including if we terminate the employee without “cause” (as defined in the Severance Plan) or on account of the employee’s disability, a termination by the employee for “good reason” (as defined in the Severance Plan), or a termination on account of the employee’s death. If we terminate the employee without cause, or the employee terminates for good reason, prior to the date that is three months prior to a “change of control” (as defined in our Amended and Restated 2007 Equity Incentive Plan) or later than the date that is two years following a change of control, the terminated employee is entitled to: • Accrued but unpaid compensation and benefits through the termination date including (i) accrued but unpaid base salary, (ii) any earned but unpaid annual incentive compensation for the preceding year, (iii) accrued but unused paid time off and (iv) reimbursement of business expenses incurred in accordance with our policy; • For Mr. Marr, installment payments in accordance with our normal payroll practices over two years equal to two times the sum of (i) base salary and (ii) average annual incentive earned over a period of up to two years preceding the termination of employment, and, for all other participants, installment payments in accordance with our normal payroll practices over 18 months equal to 1.5 times the sum of (i) base salary and (ii) average annual incentive earned by the employee over a period up to two years preceding the termination of employment; • Subject to eligibility for, and the employee’s timely election of, continued coverage under our group health plan pursuant to COBRA, reimbursement for premiums paid by the employee (less the portion the employee would have paid for the same coverage had the employee remained an active employee) for up to 18 months, provided that such reimbursements will cease to the extent the employee becomes eligible for benefits under the group health plan of a subsequent employer or eligible for Medicare during the 18-month period; • A lump sum pro-rata annual incentive compensation for the year of termination based on actual performance and the number of days that the employee was employed during that year; and • Continued vesting of time-based equity awards in accordance with the terms of the applicable awards and pro-rata vesting of performance-based awards based on actual performance and the number of days that the employee was employed during the performance period. 47

If we terminate the employee without cause, or the employee terminates for good reason, during the period commencing on the date that is three months prior to a change of control and ending on the date that is two years following a change of control, the terminated employee is entitled to receive the payments and benefits described above, except that (i) Mr. Marr is entitled to three times the sum of (x) base salary and (y) average annual incentive compensation earned over a period of up to two years preceding termination of employment, which amount will be paid in a lump sum (rather than installments), (ii) Mr. Martin and all other eligible employees designated as Tier II employees are entitled to two and a half times the sum of the employee’s (x) base salary and (y) average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment, which will be paid in a lump sum (rather than installments), (iii) Mr. Foster and Mr. Keaton and all other eligible employees designated as Tier III employees are entitled to two times the sum of the employee’s (x) base salary and (y) average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment, which will be paid in a lump sum (rather than installments), (iv) the healthcare reimbursements described above will continue for up to two years (rather than 18 months), (v) the employee is entitled to an automobile allowance or use of an automobile for 18 months, and (vi) if we are not the surviving company in the change in control, the employee’s outstanding time-based equity awards that are assumed or replaced by the surviving corporation will fully accelerate as of the later of the change in control or the date of termination and the employee’s outstanding performance-based equity awards that are assumed or replaced by the surviving corporation will vest as of the later of the change in control or the date of termination based on target performance. If the employee’s involuntary termination is on account of death or disability, the employee will be entitled to (i) a lump sum pro-rata annual incentive compensation for the year of termination based on actual performance and the number of days that the employee was employed during that year and (ii) full acceleration and vesting of the employee’s time-based and performance-based awards (based on target performance). In general, our obligation to provide benefits under the Severance Plan in the event of an involuntary termination by the Company without cause or by the employee for good reason is conditioned upon the employee providing a release of claims and complying with applicable non-competition and other post-employment restrictive covenants. If the payments and benefits otherwise payable to an employee under the Severance Plan would constitute excess parachute payments within the meaning of section 280G of the Code, then we will reduce such payments and benefits to an amount that would avoid any excise taxes under section 4999 of the Code, provided that such reduction would provide the employee with a greater net after-tax benefit than would no reduction. In no event shall any payment under the Severance Plan be grossed up for any excise taxes under Section 4999 of the Code. The following table includes an estimate of the potential payments and benefits to which Messrs. Marr, Martin, Keaton and Foster would be entitled under the Severance Plan upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination. In estimating the potential payments, we have made the following general assumptions in all circumstances where applicable: • The date of termination is December 31, 2021 and the closing price of our common shares on that date is $56.91; • The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2021 for each executive as follows: Mr. Marr, $800,000; Mr. Martin, $480,000; Mr. Keaton, $425,000; and Mr. Foster, $415,000; • The bonus is equal to the average of the last two years’ annual incentive compensation paid to each executive as follows: Mr. Marr, $1,436,864; Mr. Martin, $641,499; Mr. Keaton, $448,901; and Mr. Foster, $456,197; • The value of restricted shares and performance units that vest upon termination is based on the closing price NAMED EXECUTIVE OFFICER COMPENSATION 48 of our common shares at $56.91 on December 31, 2021; • The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 31, 2021, $56.91; • For purposes of determining the pro-rata annual incentive compensation for the year of termination, it shall equal the target-level annual incentive compensation paid to each executive; • Four weeks of vacation are unused, accrued and unpaid; • There is no unpaid bonus for the prior year; • There is no accrued and unpaid salary; • There is no unpaid reimbursement for expenses incurred prior to the date of termination; • Our cost for continued medical, prescription, and dental benefits is constant over the benefit period and is provided for 18 months at a cost of $3,841 per month for each executive; and • Our cost for the continued use of an automobile for 18 months is constant over the benefit period and is provided at a cost of $1,500 per month. NEO Termination between 3 months prior to, and 2 years after, a Change in Control (1) Termination before 3 months prior to, or more than 2 years after, a Change in Control Death or Disability For Cause; Without Good Reason Christopher P. Marr $ 19,537,155 $ 15,675,543 $ 12,730,424 $ 61,538 Timothy M. Martin $ 6,512,540 $ 4,959,867 $ 3,612,656 $ 36,923 Joel D. Keaton $ 4,138,809 $ 3,434,322 $ 2,294,868 $ 32,692 Jeffrey P. Foster $ 3,998,849 $ 3,332,702 $ 2,160,317 $ 31,923 (1) Represents the amount payable upon the termination of employment on December 31, 2021, if such termination were due to a change in control as set forth in the Severance Plan. NAMED EXECUTIVE OFFICER COMPENSATION 49

OWNERSHIP OF COMPANY SHARES

The following table lists the number of common shares beneficially owned and the percentage of ownership by each of our Trustees, each of our NEOs, our Trustees and NEOs as a group, and each person or group known to us to be holding more than 5% of our common shares. The number of shares and percentage of ownership is based on 225,133,387 common shares outstanding on March 15, 2022. In general, "beneficial ownership" includes those common shares that a shareholder has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name. The address of each Trustee and NEO listed below is c/o CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Beneficial Owner	Common Shares [1]	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class [2]
Trustees			
Piero Bussani	54,611		*
Dorothy Dowling	19,055		*
John W. Fain	30,218		*
Marianne M. Keler	49,854		*
John F. Remondi	63,614		*
Jeffrey F. Rogatz	43,649		*
Deborah R. Salzberg	26,892		*
NEOs			
Christopher P. Marr	640,102	893,506	*
Timothy M. Martin	256,005	293,318	*
Jeffrey P. Foster	154,997	152,102	*
Joel D. Keaton	59,127	134,446	*
Trustees and NEOs as a group (11 persons)	**1,398,124**	**1,473,372**	**1.28%**
The Vanguard Group, Inc. [3]	30,663,122		13.62%
BlackRock, Inc. [4]	20,598,563		9.15%
FMR LLC [5]	20,538,127		9.12%
PGGM Vermogensbeheer B.V. [6]	10,071,337		4.47%

* Less than one percent (1%)

(1) Does not include phantom shares held by Mr. Marr (4,899) and Mr. Martin (18,876) in deferred compensation plans of the Company, which are payable in cash after the NEO ceases service with the Company.

(2) Shares issuable pursuant to the CubeSmart Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 15, 2022 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

50

OWNERSHIP OF COMPANY SHARES (3) Based on information provided by The Vanguard Group- 23-1945930 (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 9, 2022. Vanguard has shared voting power with respect to 313,826 of these shares, sole dispositive power with respect to 30,165,510 of these shares and shared dispositive power with respect to 497,612 of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. (4) Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on February 1, 2022. BlackRock has sole voting power with respect to 17,648,886 of these shares, and sole dispositive power with respect to all of these shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055. (5) Based on information provided by FMR LLC (“FMR”) in a Schedule 13G filed with the SEC on February 9, 2022. FMR has sole voting power with respect to 6,557,864 of these shares, and sole dispositive power with respect to all of these shares. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. (6) Based on information provided by PGGM Vermogensbeheer B.V., acting in its capacity as legal representative of Stichting PGGM Depositary and Bedrijfstakpensioenfonds voor het Schilders-, Afwerkings- en Glaszetbedrijf (“PGGM”) in a Schedule 13G filed with the SEC on October 12, 2021. PGGM has sole voting power with respect to all of these shares. The address of PGGM is Noordweg Noord 150, 3704 JG Zeist, The Netherlands. 51

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM The Audit Committee of the Board appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022. The Board asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by the Bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders. We expect a representative of KPMG LLP to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Vote Required and Recommendation of the Board Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast and will therefore have no effect on the outcome of the vote on this proposal, and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast. The Board unanimously recommends that shareholders vote in favor of the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2022. 52

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules, as well as to vote to recommend, also on an advisory basis, the frequency of such votes on executive compensation. Our shareholders voted at the 2017 annual meeting of shareholders to adopt resolutions recommending that such votes on executive compensation be held on an annual basis. Our Board adopted the recommendation of our shareholders to hold annual advisory votes to approve our executive compensation. Accordingly, we are providing this vote as recommended by our shareholders and approved by our Board. As described in detail under the heading “Compensation Discussion & Analysis” our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are critical to our success. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests. Under these programs, our NEOs are rewarded for the achievement of specific strategic and corporate goals and the realization of increased shareholder value. Please read the “Compensation Discussion & Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs. We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation. Instead, it addresses the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement for the 2022 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the 2021 Summary Compensation Table and the other related tables and disclosures.” Approval, by an advisory (non-binding) vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the outcome of the vote on this proposal. Because the say-on-pay vote is advisory, however, it is not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board unanimously recommends that shareholders vote in favor of the approval of our executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. 53

POLICIES REGARDING TRANSACTIONS WITH RELATED PERSONS Under our Declaration of Trust, we may enter into any contract or transaction with a Trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board is made aware of the interest and a majority of the disinterested Trustees approve or ratify the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us. During 2021 and as of the date of this proxy statement, the Company has not entered into any transactions with a related person. As set forth in our Corporate Governance Guidelines, the Board adopted a policy providing that transactions with a Trustee who has a personal or financial interest (direct or indirect) should be scrutinized to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested Trustees, we will not enter into a transaction or arrangement (including utilizing the services of any Trustee to provide legal, accounting, financial, consulting or other similar services) in which a Trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board on a case-by-case basis, but at a minimum a Trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we would be required to disclose such transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested Trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested Trustees will consider the interests of any entity with which a Trustee is affiliated, any immediate family member of a Trustee, and any entity in which a Trustee’s immediate family member has a material interest. Pursuant to its charter, our Corporate Governance & Nominating Committee is responsible for reviewing transactions and arrangements with our Trustees and making a recommendation to the Board concerning such transactions and arrangements. The Corporate Governance & Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with Trustees and NEOs. General Related Party Transaction Procedures The General Related Party Transaction Procedures govern the review of transactions and arrangements in which Trustees or NEOs may have a direct or indirect interest that, while not technically required to be approved by the disinterested Trustees under our Declaration of Trust or our Corporate Governance Guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance & Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance & Nominating Committee, and, if appropriate, by a majority of disinterested Trustees. The procedures outline: (i) requirements and procedures for Trustees and NEOs to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chair of the Corporate Governance & Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance & Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process used by the disinterested Trustees in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance & Nominating Committee. The Corporate Governance & Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance & Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction based on whether the transaction is fair, reasonable, and in our best interests, and, if so, whether the proposed transaction requires approval by the disinterested members of the Board. 54

INFORMATION ABOUT VOTING AND PROXY MATERIALS Questions and Answers About Voting Who is entitled to vote at the annual meeting? Only holders of record of our common shares at the close of business on March 15, 2022, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Our common shares are the only class of securities entitled to vote at the meeting. As of the record date, there were 225,133,387 common shares outstanding. Who can attend the annual meeting? All holders of our common shares at the close of business on March 15, 2022, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 15, 2022, or a legal proxy from your broker. What will constitute a quorum at the annual meeting? A quorum is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 15, 2022 will constitute a quorum, permitting the shareholders to conduct business at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but will not be voted with respect to that matter. How do I vote my shares that are held by my bank or broker? If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone, and on the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.” Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item. Under the rules of the NYSE, your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1 and 3. However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 2. What is a broker non-vote? A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that are member firms of the NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One, the election of trustees, is not considered to be a “routine” matter under the NYSE rules. Proposal Two, ratification of the appointment of our independent registered public accounting firm, is considered a “routine” matter under the NYSE rules. Proposal Three, an advisory non-binding resolution on our executive compensation, is not considered to be a “routine” matter under the NYSE rules. What vote is required to approve each proposal? Voting Rights Generally. Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Shareholders have no cumulative voting rights. Although the 55

INFORMATION ABOUT VOTING AND PROXY MATERIALS advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take the results into account in determining executive compensation. Proposal 1: Election of Trustees. Trustees are elected by a plurality of the votes cast at the annual meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Shares represented by proxies marked “For” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Shares represented by proxies marked “Abstain” or withholding authority to vote for a specified nominee will not be counted in favor of any such nominee. Proposal 2: Ratification of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Accordingly, abstentions will have no effect on the outcome of the vote on this proposal. Proposal 3: Advisory Vote on Executive Compensation. Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal. Who counts the votes? We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “for” and “against” votes, abstentions and broker non-votes. We have also appointed an inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots. How do I vote if I am the record holder of my shares? If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting: Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. Voting by Mail. If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided not later than the annual meeting date. Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card. In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit the accompanying proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting. 56

INFORMATION ABOUT VOTING AND PROXY MATERIALS May I change my vote after I return my proxy? Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. How are proxy votes counted? If you vote your common shares by completing the accompanying proxy card, or by voting on the Internet or by phone, and you do not revoke such proxy, your shares will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board named in this proxy statement, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, “FOR” the approval on an advisory basis of our executive compensation, and as recommended by our Board with regard to any other matters which may properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in accordance with their best judgment on such matter. What does it mean if I receive more than one proxy card? If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should vote each of your accounts by Internet, phone or mail. If you mail proxy cards, please sign, date, and return each proxy card to assure that all of your shares are voted. Who pays the costs of soliciting proxies? We will pay the costs of soliciting proxies. We hired Georgeson Inc. to serve as our proxy solicitors at a cost of $8,500. In addition to soliciting proxies by mail, our officers, Trustees, and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We anticipate that banks, brokers, fiduciaries, custodians, and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses. How can I find out the results of the voting at the annual meeting? Preliminary voting results will be announced at the annual meeting. Final voting results for Proposals 1 through 3 will be reported in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting. How can I obtain the Company’s Annual Report on Form 10-K? A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available electronically on our website at http://investors.cubesmart.com/sec-filings/documents/default.aspx. Our 2021 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material. If you wish to have printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as a copy of any exhibit specifically requested, or printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Our 2021 Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov. Will the coronavirus outbreak (COVID-19) affect the meeting or cause it to be cancelled or postponed? The health and well-being of our shareholders is a high priority. Should we conclude that concerns relating to the impact of the coronavirus outbreak (COVID-19) make it advisable for us to hold the 2022 annual meeting at a different location or solely by means of remote communication (i.e., a virtual-only meeting), we will announce the decision in advance, and will provide information on such an alternative meeting on our website at www.cubesmart.com under “Investor Relations.” Please check our website periodically prior to the meeting date. Whom should I contact if I have any questions? If you have any questions about the annual meeting, these proxy materials or your ownership of our common 57

INFORMATION ABOUT VOTING AND PROXY MATERIALS shares, please contact our Secretary by telephone at (610) 535-5000 or by fax at (610) 956-1755. Householding of Proxy Materials If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker or bank has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542- 1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, Attention: Secretary (telephone number: 610-535-5000). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Secretary in the same manner. 58

OTHER MATTERS Other Matters to Come Before the 2022 Annual Meeting No matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in this proxy statement will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion. Shareholder Proposals and Nominations for the 2023 Annual Meeting Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 2, 2022. In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of the Bylaws, which are on file with the SEC and may be obtained from the Secretary of CubeSmart upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2023 annual meeting must be received no earlier than the close of business on December 2, 2022, and no later than the close of business on January 1, 2023. In addition, such shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee: (1) the name, age, business address, and residence address of such person, (2) the class and number of shares of beneficial interest of CubeSmart that are beneficially owned or owned of record by such person, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such person, (3) a description of all direct and indirect compensation and other material relationships during the past three years between or among such shareholder or any person associated with such shareholder, on the one hand, and each proposed nominee, and his or her associates, on the other hand, and (4) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); • as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and • as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made. (5) the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, (6) the class and number of shares of each class of beneficial interest of CubeSmart that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such shareholder or any beneficial owner, if any, on whose behalf the proposal is made, (3) a description of any economic interest in or 59

OTHER MATTERS any other right with respect to (including from a third party), any of our shares (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any such securities, including, without limitation, any swaps or other derivative arrangements) held by such shareholder or any beneficial owner on whose behalf the proposal is made, (7) a description of any agreements, arrangements or understandings between or among such shareholder or beneficial owner, on the one hand, and any other persons, on the other hand, in connection with the nomination of any person for election as a Trustee, (8) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate any person(s) named in its notice or to bring such proper business included in its notice before the annual meeting and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of beneficial interest required to elect the proposed nominee(s) or approve the proposal(s) included in its notice and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee(s) or the proposal, and (9) all other information relating to such shareholder that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. By Order of the Board of Trustees, Jeffrey P. Foster Chief Legal Officer and Secretary Malvern, Pennsylvania April 1, 2022 60

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES FFO and FFO, as adjusted Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, as amended and restated, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a key performance indicator in evaluating the operations of our stores. Given the nature of our business as a real estate owner and operator, we consider FFO a key measure of our operating performance that is not specifically defined by accounting principles generally accepted in the United States. We believe that FFO is useful to management and investors as a starting point in measuring our operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements. FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and non-recurring items, which we believe are not indicative of the Company’s operating results. We present FFO, as adjusted because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from FFO, as adjusted are not indicative of our ongoing operating results. We also believe that the analyst community considers our FFO, as adjusted (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute FFO, as adjusted in the same manner as we do, and may use different terminology, our computation of FFO, as adjusted may not be comparable to FFO, as adjusted reported by other REITs or real estate companies. 61

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES The following table reconciles net income available to common shareholders to FFO and FFO, as adjusted. (1) The year ended December 31, 2021 includes $23.5 million of gains from sale of real estate, net that are included in the Company’s share of equity in earnings of real estate ventures. (2) For the year ended December 31, 2021, loss on early repayment of debt relates to a $20.0 million prepayment premium and a $0.3 million write-off of unamortized loan procurement costs associated with the Operating Partnership’s redemption, in full, of its 2023 Notes on December 23, 2021, as well as $0.5 million of costs that are included in the Company’s share of equity in earnings of real estate ventures. For the year ended December 31, 2020, loss on early repayment of debt relates to a $17.6 million prepayment premium and a $0.4 million write-off of unamortized loan procurement costs associated with the Operating Partnership’s redemption, in full, of its 2022 Notes on October 30, 2020. (3) Transaction-related expenses include severance expenses ($14.8 million) and other transaction expenses ($0.2 million). The predecessor company, LAACO, Ltd. (“LAACO”), entered into severance agreements with certain employees, including members of their executive team, prior to our acquisition of LAACO on December 9, 2021. These costs were known to us and the assumption of the obligation to make these payments post-closing was contemplated in our net consideration paid in the transaction. In accordance with GAAP, and based on the specific details of the arrangements with the employees prior to closing, these costs are considered post-combination compensation expenses. We expect that an additional $10.3 million in severance costs will be expensed during the six months ended June 30, 2022. Transaction-related expenses are included in the component of other income (expense) designated as other. (4) The Company assumed a Paycheck Protection Program loan in conjunction with the LAACO transaction. This loan was subsequently forgiven by the Small Business Administration and the associated income is included in the component of other income (expense) designated as other. (5) Relates to a nonrefundable commitment fee to obtain bridge financing in the event that the Company's November 2021 senior note offerings were delayed, or could not be executed, in advance of the LAACO transaction. Upon issuance of the senior notes, the bridge financing commitment expired and the fee was fully amortized. The amortization of this fee is included in loan procurement amortization expense. 2021 2020 Net income attributable to the Company’s common shareholders $ 223,482 $ 165,621 Add (deduct): Real estate depreciation and amortization: Real property 226,599 152,897 Company’s share of unconsolidated real estate ventures 8,510 7,430 Gains from sale of real estate, net (1) (56,181) (6,710) Noncontrolling interests in the Operating Partnership 7,873 1,825 FFO attributable to common shareholders and OP unitholders $ 410,283 $ 321,063 Add (deduct): Loss on early repayment of debt (2) 20,884 18,020 Transaction-related expenses (3) 14,986 - Loan forgiveness income (4) (1,546) - Bridge loan fee (5) 4,000 - FFO, as adjusted, attributable to common shareholders and OP unitholders $ 448,607 $ 339,083 Weighted average diluted shares outstanding 205,009 194,943 Weighted average diluted units outstanding 7,117 2,137 Weighted average diluted shares and units outstanding 212,126 197,080 For the year ended December 31, 62

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES NOI We define net operating income, which we refer to as “NOI”, as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income and interest income. NOI is not a measure of performance calculated in accordance with GAAP. We use NOI as a measure of operating performance at each of our stores, and for all of our stores in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. We believe NOI is useful to investors in evaluating our operating performance because: • it is one of the primary measures used by our management and our store managers to evaluate the economic productivity of our stores, including our ability to lease our stores, increase pricing and occupancy and control our property operating expenses; • it is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and • it helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of our basis in our assets from our operating results. There are material limitations to using a measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income. See below under “Same-Store Results” for a reconciliation of NOI to net income attributable to the Company’s common shareholders. 63

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES

Same-Store Results

We consider our same-store portfolio to consist of only those stores owned (or partially owned and consolidated) and operated on a stabilized basis at the beginning and at the end of the applicable years presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self-storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without considering the effects of acquisitions, developments or dispositions. As of December 31, 2021, we owned 506 same-store properties and 101 non-same-store properties. All of the non-same-store properties were 2020 and 2021 acquisitions, dispositions, developed stores, stores with a significant portion of net rentable square footage taken out of service or stores that have not yet reached stabilization as defined above.

The following table compares our same-store and other results for the years ended December 31, 2021 and 2020 and reconciles our same-store results to net income attributable to the Company's common shareholders.

	Same-Store Property Portfolio		Non Same-Store Properties		Other/ Eliminations		Total Portfolio	
	2021	2020	2021	2020	2021	2020	2021	2020
Revenues:								
Rental income	$ 631,410	$ 557,201	$ 76,341	$ 23,808	$ -	$ -	$ 707,751	$ 581,009
Other property related income	26,399	24,673	2,906	1,280	54,300	44,770	83,605	70,723
Property management fee income	-	-	-	-	31,208	27,445	31,208	27,445
Total revenues	657,809	581,874	79,247	25,088	85,508	72,215	822,564	679,177
Operating Expenses:								
Property operating expenses	192,650	184,939	23,457	9,601	35,997	29,094	252,104	223,634
Net Operating Income (NOI)	465,159	396,935	55,790	15,487	49,511	43,121	570,460	455,543
Depreciation and amortization							232,049	156,573
General and administrative							47,809	41,423
Subtotal							279,858	197,996
Other (expense) income								
Interest:								
Interest expense on loans							(78,448)	(75,890)
Loan procurement amortization expense							(8,168)	(2,674)
Loss on early extinguishment of debt							(20,328)	(18,020)
Equity in earnings of real estate ventures							25,275	178
Gains from sales of real estate, net							32,698	6,710
Other							(10,818)	(240)
Total other expense							(59,789)	(89,936)
Net income							230,813	167,611
Net (income) loss attributable to noncontrolling interests								
Noncontrolling interests in the Operating Partnership							(7,873)	(1,825)
Noncontrolling interests in subsidiaries							542	(165)
Net income attributable to the Company's common shareholders							$ 223,482	$ 165,621

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